UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, NE, Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Oxford Industries, Inc. Employee Stock Purchase Plan

At Oxford Industries, Inc.’s annual shareholders meeting on October 4, 2004, the shareholders of the Company approved the Oxford Industries, Inc. Employee Stock Purchase Plan and the issuance of up to 250,000 shares of Company Common Stock under the Plan. A copy of the Plan is attached as Exhibit B to the Proxy Statement filed by the Company on September 2, 2004 in connection with the annual shareholders meeting. The Board of Directors had adopted the Plan on July 27, 2004, subject to the approval of the Company’s shareholders. The Plan took effect on January 1, 2005 and will remain in effect until terminated by the Company.

Participation in the Plan is voluntary. All United States-based employees of the Company who have been employed for at least 90 days and who are regularly scheduled to work at least 25 hours per week and at least five months per year are eligible to participate in the Plan. An employee will not be eligible to participate in the Plan if the employee owns five percent or more of the Company’s Common Stock. This limitation currently applies only to the Company’s Chief Executive Officer. An employee must be employed on the last day of the purchase period to receive his or her shares under the Plan. If an employee terminates employment prior to the end of a purchase period, the Company will refund to the employee any funds held in the employee’s name under the Plan. As of January 17, 2005, approximately 2,500 employees were eligible to participate in the Plan.

The Plan consists of four three-month purchase periods, beginning on the first day of each calendar quarter. Employees may participate in one or more of the purchase periods. Employees fund their purchases through voluntary payroll deductions that accumulate in accounts maintained in each employee’s name. The funds are held until the given purchase period ends or until the employee’s employment with the Company terminates. At the end of each purchase period, the amount credited to the employee’s account is applied to the purchase of the Company’s Common Stock at a price equal to 85% of the market price on the last day of the purchase period. An employee who has elected to participate in the Plan for a purchase period may not cancel that election or reduce the amount of his or her payroll deduction until the start of the next purchase period.

The following is a list of limitations on the number of shares an employee may purchase under the Plan:

•	Employees may not purchase more than 2,000 shares of the Company’s Common Stock under the Plan in a given calendar year; and
•	Employees may not purchase the Company’s Common Stock under the Plan with a fair market value of more than $25,000 in a given calendar year.

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Stock issued under the Plan will have the same voting and other rights as all other shares of the Company’s Common Stock.

This summary is not a complete description of all of the provisions of the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which is attached as Exhibit B to the Company’s Proxy Statement described above.

Oxford Industries, Inc. Long-Term Stock Incentive Plan

At Oxford Industries, Inc.’s annual shareholders meeting on October 4, 2004, the shareholders of the Company approved the Oxford Industries, Inc. Long-Term Stock Incentive Plan. A copy of the Plan is attached as Exhibit C to the Proxy Statement described above. The Board of Directors had adopted the

Plan on July 27, 2004, subject to the approval of our shareholders. The plan took effect on July 27, 2004 and will remain in effect until terminated by the Company.

Employees of the Company and its subsidiaries and members of the Board of Directors who are not employees may be selected by the Nominating, Compensation and Governance Committee to receive benefits under the Plan. The benefits or amounts that may be received by or allocated to participants in the Plan will be determined in the discretion of the Committee and are not presently determinable.

The number of shares available for issuance under the Plan is 1,000,000 shares of the Company’s Common Stock. In addition, shares that are currently available for grant or that become available for grant under our existing stock option and restricted stock plans will be added to that total, and all subsequent grants shall be made pursuant to the Plan. As of January 17, 2005, there were 1,690,071 shares available for issuance under our other existing stock option and restricted stock plans.

Shares issued under the Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. The Nominating, Compensation and Governance Committee can make adjustments in the number of shares as it, in its sole discretion, may in good faith determine to be appropriate in order to reflect certain transactions or events described in the Plan.

The following awards may be issued under the Plan:

•	Incentive and non-qualified stock options;
•	Stock appreciation rights;
•	Restricted shares; and
•	Restricted share units.

Subject to the terms of the Plan, the Nominating, Compensation and Governance Committee has the discretion to determine the terms of each award.

An individual may not receive awards representing more than 300,000 shares of the Company’s Common Stock in any one year. The aggregate number of shares issued upon the exercise of incentive stock options may not exceed 200,000. The number of restricted shares released from substantial risk of forfeiture and the number of shares issued or transferred in payment of restricted share units may not in the aggregate exceed 200,000.

The Nominating, Compensation and Governance Committee may grant stock options that entitle the optionee to purchase shares of the Company’s Common Stock at a price equal to or greater than the fair market value of the stock on the date of grant. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted shares of the Company’s Common Stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of these. Each grant may specify a period of continuous employment with the Company or any subsidiary (or in the case of a non-employee director, service on the Board) that is necessary before the stock option or any portion thereof will become exercisable, and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event. Each grant may provide for the automatic grant of a reload option in the event that the optionee surrenders shares of the Company’s Common Stock in payment of the option price. No stock option may be exercised more than ten years from the date of grant.

The Nominating, Compensation and Governance Committee may grant stock appreciation rights that entitle the participant to receive a payment equal to a percentage of the difference between the fair market value of the Company’s Common Stock on the date of grant and on the date of exercise of the stock appreciation right. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company’s Common Stock or (iii) any combination of these. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. Each grant of a stock appreciation right must specify the period of continuous employment of the participant by the Company or any subsidiary that is necessary before the stock appreciation right or installments thereof may be exercisable.

The Nominating, Compensation and Governance Committee may authorize grants to participants of restricted shares. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse or for the restricted shares to be granted. Restricted shares may be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Committee on the grant date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

The Nominating, Compensation and Governance Committee may authorize grants to participants of restricted share units. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the restricted share units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the restricted share units in accordance with a predetermined formula. To the extent earned, the restricted share units will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of the Company’s Common Stock or any combination thereof. Any grant of restricted share units may provide for the payment to the participant of dividend equivalents in cash or in additional shares of stock on a current, deferred or contingent basis.

The Plan provides that grants of restricted shares and restricted share units may be made or become vested based upon “performance objectives,” including one or more of the following:

•	earnings before interest expense, taxes, depreciation and amortization (“EBITDA”);
•	earnings before interest expense and taxes (“EBIT”);
•	net earnings;
•	net income;
•	operating income;
•	earnings per share;
•	book value per share;
•	return on shareholders’ equity;
•	capital expenditures;
•	expenses and expense ratio management;
•	return on investment;
•	improvements in capital structure;
•	profitability of an identifiable business unit or product;
•	maintenance or improvement of profit margins;
•	stock price;
•	market share;
•	revenues or sales;
•	costs;
•	cash flow;
•	working capital;
•	return on (net) assets;
•	economic value added;
•	gross or net profit before or after taxes; or
•	objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees.

The Nominating, Compensation and Governance Committee decides what performance objectives will be used for a specific award. Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed.

Except in the case of an award intended to qualify under Section 162(m) of the Internal Revenue Code, if the Committee determines that a change in the business, operation, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives, or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems equitable or appropriate.

Except as provided below, no award under the Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

The plan will remain in effect until terminated by the Board. Incentive stock options may not be granted under the Plan after July 27, 2014.

The Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company, no such amendment may increase the limitations set forth in the plan on the number of shares underlying certain types of awards, or on the number of shares that may be granted or issued in the aggregate, or to individual participants during any given time period, under the Plan.

This summary is not a complete description of all of the provisions of the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which is attached as Exhibit C to the above-described Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(C) Exhibits

Exhibit 10.1 –	Oxford Industries, Inc. Employee Stock Purchase Plan (see Exhibit B of the Company’s Proxy Statement filed on September 2, 2004).

Exhibit 10.2 –	Oxford Industries, Inc. Long-Term Stock Incentive Plan (see Exhibit C of the Company’s Proxy Statement filed on September 2, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXFORD INDUSTRIES, INC. (Registrant)

January 19, 2005	By:	/s/ Dominic C. Mazzone
Dominic C. Mazzone Vice President, General Counsel and Secretary